UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2019

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of S. Scott Smith as Chief Operating Officer and Director

On January 30, 2019, S. Scott Smith, the Chief Operating Officer of Iridium Communications Inc. (the “Registrant”), and a director of the Registrant, notified the Registrant’s Board of Directors of his decision to retire and to resign from those positions, effective as of March 15, 2019. In connection with the appointment of Suzanne McBride as Chief Operations Officer of the Registrant, as described below, Mr. Smith will cease to serve as the principal operating officer of the Registrant as of February 11, 2019. Mr. Smith will continue to serve as a consultant to the Registrant through March 15, 2020. Mr. Smith will not receive cash compensation for consulting services provided to the Registrant, but such services will constitute “Continuous Service” under the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) for purposes of continued vesting of Mr. Smith’s outstanding equity awards.

Appointment of Suzanne E. McBride as Chief Operations Officer

On February 1, 2019, the Registrant’s Board of Directors appointed Suzanne E. McBride as the Registrant’s Chief Operations Officer, effective as of February 11, 2019. Ms. McBride will become the principal operating officer of the Registrant on that date.

There is no arrangement or understanding between Ms. McBride and any other person pursuant to which she was appointed as an executive officer of the Registrant, and there is no family relationship between Ms. McBride and any of the Registrant’s directors or other executive officers. Ms. McBride, age 50, was employed by Iridium Satellite LLC, the Registrant’s primary operating subsidiary, in a series of positions with increasing responsibility from 2007 until June 2016, most recently serving as the Registrant’s Vice President, Program Management Office and Launch Services, a role in which she oversaw the launch program for the Iridium NEXT constellation. She has subsequently served as Chief Operating Officer of OneWeb, Ltd., a company that is building a new satellite constellation, from October 2018 to January 2019 and as its Senior Vice President from June 2016 to October 2018. Ms. McBride holds a Bachelor of Arts degree in Management Engineering from Claremont McKenna College, a Bachelor of Science degree in Industrial Engineering from Columbia University, a Masters Degree in Program Management from George Washington University and a Masters of Business Administration degree from the University of Tennessee.

The Registrant plans to enter into an employment agreement with Ms. McBride providing for an initial annual base salary of $410,000 per year, an annual bonus target equal to 60% of her base salary, and an annual cash bonus of $50,000 payable on each of March 1, 2019, 2020 and 2021. In addition, on March 1, 2019, she will receive an initial option grant having a Black-Scholes value of $800,000 under the 2015 Plan on that date, with an exercise price equal to the closing price on such date. She will also receive a grant of restricted stock units (“RSUs”) valued at $300,000 based on the closing price of the Registrant’s common stock on March 1, 2019. Each of the foregoing grants will vest over a four-year period, with 25% vesting on March 1, 2020, the first anniversary of the grant date, and the remainder vesting in equal quarterly installments over the subsequent three years. In addition, as of March 1, 2019, Ms. McBride will participate with other executive officers of the Registrant and will receive a performance-based RSU grant, which will vest only if and when certain delineated performance criteria are met.

Item 7.01. Regulation FD Disclosure.

On February 1, 2019, the Registrant issued a press release announcing the retirement of its current Chief Operating Officer and the hiring of Ms. McBride. The text of the press release is included as an exhibit to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be filed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: February 1, 2019	By:	/s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer

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